Exhibit h.1

UNDERWRITING AGREEMENT

, 2010

MORGAN STANLEY & CO. INCORPORATED

[        ]

        as representatives of the several

        Underwriters named in Schedule A hereto

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

                                                                                       (the “Fund”) and its investment adviser, Nuveen Asset Management (the “Investment Adviser”), confirm their agreement with Morgan Stanley & Co. Incorporated, [        ] and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley & Co. Incorporated,                                                                                            and                                                   are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of MuniFund Term Preferred Shares, [    ]% Series 20    , with a liquidation preference of $10.00 per share, of the Fund (the “Preferred Shares”) set forth in said Schedule A and with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [    ] additional Preferred Shares for the sole purpose of covering overallotments, if any. The aforesaid [        ] Preferred Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [        ] Preferred Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Securities will be authorized by, and subject to the terms and conditions of, the Statement Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares adopted in connection with the issuance of the Preferred Shares and as amended through the date hereof (the “Statement”) and the Declaration of Trust of the Fund dated                             , as it may be amended (collectively with the Statement, the “Declaration of Trust”) in the forms filed as exhibits to the Registration Statement (as defined in this Agreement).

The Fund understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-             and 811-            ) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the “Rules and Regulations”). Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus and statement of additional information in accordance with the provisions of Rule 430A

(“Rule 430A”) of the Rules and Regulations and paragraph (c) or (h) of Rule 497 (“Rule 497”) of the Rules and Regulations. The information included in any such prospectus (including the statement of additional information incorporated therein by reference) that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first filed under paragraph (c) or (h) of Rule 497 and furnished to the Underwriters for use in connection with the offering of the Securities, including the statement of additional information incorporated therein by reference, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Fund and the Investment Adviser. The Fund and the Investment Adviser jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Investment Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), the Rule 482 Statement (as defined below) issued at or prior to the Applicable Time, if any, the Statutory Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”) and each preliminary prospectus, and any amendments or supplements thereto, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:00 P.M. (Eastern time) on [            ], 2010 or such other time as agreed to by the Fund and Morgan Stanley & Co. Incorporated.”

“Rule 482 Statement” means a document that contains the number of Securities issued, the offering price and any other items dependent upon the offering price, prepared in accordance with the provisions of Rule 482 of the 1933 Act, a copy of which shall be attached as Schedule D hereto.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

Each preliminary prospectus and the prospectus filed as part of the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Rules and Regulations and Rule 3a of the Commission’s Internal and Other Procedures (“Rule 3a”) relating to the payment of filing fees thereof.

The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497, has taken all required action under the 1933 Act, the 1940 Act, the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(ii) Independent Registered Public Accounting Firm. The independent registered public accounting firm who certified the statement of assets and liabilities and related statement of operations and delivered its report with respect to the audited financial statements included or incorporated by reference in the Registration Statement, each preliminary prospectus and the Prospectus is an independent registered public accounting firm with respect to the Fund as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

(iii) Financial Statements. The financial highlights, statement of assets and liabilities and related statement of operations included or incorporated by reference in the Registration Statement, each preliminary prospectus and the Prospectus, together with the related notes, presents fairly the financial position of the Fund at the date indicated; said financial highlights and statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement, each preliminary prospectus and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(iv) Reserved.

(v) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, each preliminary prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) since [            ], 20     there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital shares.

(vi) Good Standing of the Fund. The Fund has been duly organized and is validly existing and in good standing as a business trust under the laws of the Commonwealth of Massachusetts and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, each preliminary prospectus and Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify does not have a Material Adverse Effect on the Fund.

(vii) No Subsidiaries. The Fund has no subsidiaries.

(viii) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a closed-end, diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission. The Fund is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance with the provisions of the 1933 Act and the 1940 Act.

(ix) Officers and Directors. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement, each preliminary prospectus and the Prospectus (or any amendment or supplement to any of them), no trustee of the Fund is (A) an “interested person” (as defined in the 1940 Act) of the Fund or (B) an “affiliated person” (as defined in the 1940 Act) of any Underwriter.

(x) Capitalization. The authorized, issued and outstanding shares of capital stock of the Fund are as set forth in the Registration Statement, each preliminary prospectus and the Prospectus. All issued and outstanding shares of capital stock of the Fund have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement, each preliminary prospectus and the Prospectus) and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); the Securities will be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE Amex so that trading on such exchange will begin within 30 days after the date of this Agreement; none of the outstanding shares of capital stock of the Fund were issued in violation of the preemptive or other similar rights of any securityholder of the Fund; and, except as set forth in the Registration Statement, each preliminary prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding.

(xi) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable (except as described in the Registration Statement, each preliminary prospectus and the Prospectus). The Preferred Shares conform to all statements relating thereto contained in the Registration Statement, each preliminary prospectus and the Prospectus and such description conforms to the rights set forth in the instruments defining the same, to the extent such rights are set forth; except as described in the Registration Statement, each preliminary prospectus and the Prospectus, no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Fund.

(xii) Absence of Defaults and Conflicts. The Fund is not (i) in violation or default of any provision of its Declaration of Trust or by-laws, each as amended from time to time, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (together with the Declaration of Trust and by-laws, the “Agreements and Instruments”), except, with respect to (ii) only, for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement dated as of November 13, 2007 between the Fund and the Investment Adviser, including the Renewal of the Investment Management Agreement dated July 31, 2008 and the Renewal of the Investment Management Agreement dated May 28, 2009 (the “Investment Management Agreement”), the Amended and Restated Master Custodian Agreement dated as of February 25, 2005, between the Fund and State Street Bank and Trust Company (the “Custodian Agreement”), the Shareholder Transfer Agency and Service Agreement dated as of October 7, 2002 between the Fund and State Street Bank and Trust Company, including Appendix A dated as of [                    ] (the “Transfer Agency Agreement”) and the Amendment to Transfer Agency and Service Agreement dated as of October 14, 2009 between the Fund and State Street Bank and Trust Company (the “Paying Agent Agreement”) (collectively, the Investment Management Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Paying Agent Agreement are herein referred to as the “Fund Agreements”) and any other material agreements, the adoption of the Fund’s dividend reinvestment plan and the consummation of the transactions contemplated herein and in the Registration Statement, each preliminary prospectus and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, each preliminary prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Declaration of Trust or by-laws of the Fund, each as amended from time to time, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, regulatory body, administrative agency or court, domestic or foreign, or other authority having jurisdiction over the Fund or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement, each preliminary prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the Fund’s consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, each preliminary prospectus or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiv) Accuracy of Exhibits and Disclosure. There are no contracts or documents which are required to be described in the Registration Statement, each preliminary prospectus or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required; the information in the Registration Statement, each preliminary prospectus and the Prospectus under the captions “Description of MTP Shares,” “Description of Outstanding Shares,” “Certain Provisions in the Declaration of Trust and By-Laws” and “Tax Matters” and in the Registration Statement under Item 30 (Indemnification) to the extent that it constitutes matters of law, summaries of legal matters, the Fund’s Declaration of Trust and by-laws or legal proceedings, or legal conclusions, is correct in all material respects.

(xv) Possession of Intellectual Property. The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or in the Fund Agreements, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the 1934 Act, the Advisers Act, the rules of the NYSE Amex, state securities laws, or the filing requirements of the Financial Industry Regulatory Authority (“FINRA”).

(xvii) Possession of Licenses and Permits. The Fund possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Registration Statement, each preliminary prospectus and Prospectus; the Fund is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii) Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” “road show scripts” and “electronic road show presentations”), whether in printed or electronic form, authorized in writing by or prepared by the Fund or the Investment Adviser for use in connection with the public offering of the Securities (collectively, “sales material”) does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and the rules and interpretations of the FINRA.

(xix) Insurance. The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, any preliminary prospectus and the Prospectus (exclusive of any supplement thereto).

(xx) Material Lending or Other Relationship. Except as disclosed in the Registration Statement, each preliminary prospectus and the Prospectus, the Fund (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Representatives.

(xxi) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and is currently, and at all times since inception of investment operations has been, in compliance with the requirements to qualify as a regulated investment company under Subchapter M of the Code.

(xxii) Tax Returns. The Fund has filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, each preliminary prospectus and the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, each preliminary prospectus and the Prospectus.

(xxiii) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Fund or any of the Fund’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to them.

(xxiv) Rule 38a-1. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance by the Investment Adviser, administrator and transfer agent of the Fund.

(xxv) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, each preliminary prospectus, the Prospectus, the Statutory Prospectus, the General Disclosure Package, the Rule 482 Statement, if any, or the sales materials.

(xxvi) Accounting Controls. The Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, with the investment objective, policies and restrictions of the Fund and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvii) Disclosure Controls and Procedures. The Fund maintains and will maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures are and have been effective as required by the 1940 Act and the Rules and Regulations. The Fund is not aware of any material weakness in its control over financial reporting.

(xxviii) No Manipulation. Except as stated in this Agreement and as described in the Registration Statement, each preliminary prospectus and the Prospectus, and except with respect to transactions under the Fund’s dividend reinvestment plan, the Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, violation of federal securities laws, in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

(xxix) Money Laundering Laws. The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

(xxx) Related-Party Transactions. There are no business relationships or related-party transactions involving the Fund or any other person required to be described in the Registration Statement, each preliminary prospectus and the Prospectus which have not been described as required, it being understood and agreed that the Fund and the Investment Adviser make no representation or warranty with respect to any such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Fund by the relevant underwriter in connection with this offering.

(xxxi) Foreign Corrupt Practices Act of 1977. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is aware of or has taken any action in connection with the Fund, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Fund, and to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii) OFAC. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiii) Absence of Undisclosed Payments. Neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, each preliminary prospectus or the Prospectus.

(xxxiv) Material Agreements. This Agreement and the Fund Agreements have each been duly authorized by all requisite action on the part of the Fund, executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940

Act, the 1933 Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations and the Investment Management Agreement has been approved in accordance with Section 15 of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto, each such Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(xxxv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

(xxxvi) NYSE Amex Listing. The Fund’s common shares have been duly authorized for listing on the NYSE Amex and the Fund’s registration statement on Form 8-A with respect to both the common shares and the Securities under the 1934 Act is effective.

(xxxvii) Ratings. The Securities have been, or prior to the Closing Time will be, assigned a rating of ‘Aaa’ by Moody’s Investors Service, Inc. (“Moody’s”), ‘AAA’ by Standard & Poor’s (“S&P”) and ‘AAA’ by Fitch Ratings, Inc. (“Fitch”, and together with Moody’s and S&P, the “Rating Agencies”).

(xxxviii) Leverage. The Fund has no liability for borrowed money or under any reverse repurchase agreement.

(xxxix) Tax Treatment of the Preferred Shares. For federal income tax purposes, the Preferred Shares will constitute equity of the Fund and distributions made with respect to the Preferred Shares will qualify as exempt-interest dividends to the extent designated by the Fund and permitted by Section 852(b)(5)(A) of the Code.

(b) Representations and Warranties by the Investment Adviser. The Investment Adviser represents and warrants to each Underwriter, and in the case of paragraph (iii) also represents to the Fund, as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Good Standing of the Investment Adviser. The Investment Adviser has been duly organized and is validly existing and in good standing as a corporation under the laws of the state of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, each preliminary prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, to materially and adversely affect the properties or assets of the Investment Adviser or to materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement or this Agreement

(ii) Investment Adviser Status. The Investment Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the 1940 Act, the Rules and Regulations or the Advisers Act Rules and Regulations, from acting under the Investment Management Agreement as contemplated by the Registration Statement, each preliminary prospectus and the Prospectus.

(iii) Description of the Investment Adviser. The description of the Investment Adviser and the statements attributable to the Investment Adviser in the Registration Statement, each preliminary prospectus and the Prospectus complied and comply with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(iv) Capitalization. The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, each preliminary prospectus and the Prospectus, this Agreement and under the Investment Management Agreement.

(v) Authorization of Agreements; Absence of Defaults and Conflicts. The Investment Adviser has full power and authority to enter into this Agreement and the Investment Management Agreement. This Agreement and the Investment Management Agreement have each been duly authorized, executed and delivered by the Investment Adviser, and, assuming due authorization, execution and delivery by the other parties thereto, such Agreements constitute valid and binding obligations of the Investment Adviser, enforceable in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement or the Investment Management Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder nor the consummation of the transactions herein or therein contemplated will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Investment Adviser is a party or by which it is bound, the organizational documents of the Investment Adviser, or any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority, regulatory body or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement or the Investment Management Agreement except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the NYSE or state securities laws.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, each preliminary prospectus and the Prospectus, except as otherwise stated therein, (i) there has not occurred any event which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, to materially and adversely affect the properties or assets of the Investment Adviser or to materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement or this Agreement and (ii) there have been no transactions entered into by the Investment Adviser which are material to the Investment Adviser other than those in the ordinary course of its business as described in the Registration Statement, each preliminary prospectus and the Prospectus.

(vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or threatened against or affecting the Investment Adviser or any parent or subsidiary of the Investment Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, to materially and adversely affect the properties or assets of the Investment Adviser or to materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement or this Agreement, or which is required to be disclosed in the Registration Statement, each preliminary prospectus and the Prospectus. There are no agreements, contracts, indentures, leases, permits or other instruments relating to the Investment Adviser that are required to be described in the Registration Statement, each preliminary prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the 1933 Act, the 1940 Act or the Rules and Regulations.

(viii) Possession of Licenses and Permits. The Investment Adviser possesses all Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct its business as contemplated in the Registration Statement, each preliminary prospectus and Prospectus; the Investment Adviser is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Investment Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, to materially and adversely affect the properties or assets of the Investment Adviser or to materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement or this Agreement.

(ix) Absence of Violation or Default. The Investment Adviser is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its obligations under the Investment Management Agreement.

(x) No Manipulation. Except as stated in this Agreement and as described in the Registration Statement, each preliminary prospectus and the Prospectus, and except with respect to transactions under the Fund’s dividend reinvestment plan, the Investment Adviser has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, violation of federal securities laws, in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and the Investment Adviser is not aware of any such action taken or to be taken by any affiliates of the Investment Adviser.

(xi) Promotional Material. In the event that the Fund or the Investment Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Investment Adviser will install and maintain or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(xii) Money Laundering Laws. The operations of the Investment Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Investment Adviser, threatened.

(xiii) Internal Controls. The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(c) Officer’s Certificates. Any certificate signed by any officer of the Fund or the Investment Adviser delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Investment Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [    ] Preferred Shares in the aggregate at the price per share set forth in Schedule B, increased by an amount per share equal to the per share amount of the accumulated dividends and distributions (whether or not declared or paid) with respect to the Initial Securities from the date of the original issuance of the Initial Securities through the date prior to the Date of Delivery. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Representatives to the Fund setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than the second day after the date on which the option is being exercised nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Morgan Stanley & Co. Incorporated in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Securities plus any additional number of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(c) Payment. Payment of the purchase price for, and delivery of certificates, if any, for, the Initial Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Fund, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates, if any, for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Fund, on each Date of Delivery as specified in the notice from the Representatives to the Fund.

Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representatives for the respective accounts of the Underwriters of certificates, if any, for the Initial Securities and the Option Securities, if any, to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Morgan Stanley & Co. Incorporated, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities and the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time, or the relevant Date of Delivery as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Delivery of the Initial Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. The Securities will be represented by a global certificate to be held by The Depository Trust Company.

SECTION 3. Covenants.

The Fund and the Investment Adviser, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representatives and counsel to the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. If at any time when the Prospectus (as amended or supplemented) is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly notify the Underwriters of such event and prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading, the Fund will promptly notify Morgan Stanley & Co. Incorporated and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such conflict.

(f) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(g) Rule 158. The Fund will make generally available to its securityholders as soon as practicable an earnings statement, if applicable, for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Securities substantially in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Ratings. The Fund will use its reasonable best efforts to cause the Preferred Shares, prior to the Closing Time to be assigned a rating of ‘Aaa’ by Moody’s, ‘AAA’ by S&P and ‘AAA’ by Fitch.

(j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of Morgan Stanley & Co. Incorporated, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option, rights or warrant to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any senior securities (as defined in the 1940 Act) or any securities convertible into or exercisable or exchangeable for senior securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Preferred Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Preferred Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Securities to be sold hereunder or (2) common shares issued or, for the avoidance of doubt, purchased in the open market pursuant to any dividend reinvestment plan.

(k) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

(l) Subchapter M. The Fund will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(m) Sarbanes-Oxley Act. The Fund will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Fund’s trustees and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(n) No Manipulation of Market for Securities. The Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the

Securities in violation of federal or state securities laws, and (b) except for share repurchases permitted in accordance with applicable laws and purchases of common shares in the open market pursuant to the Fund’s dividend reinvestment plan, until the Closing Time, or the Date of Delivery, if any, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

(o) Rule 462(b) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a.

(p) Asset Coverage Requirements. On or before the seventh business day after the Closing Time the Fund will furnish to the Representatives a report showing compliance with the asset coverage requirements of the 1940 Act and the asset coverage and effective leverage ratio requirements of the Securities (as described in the Registration Statement) as of the Closing Time in form and substance satisfactory to the Representatives. Such report shall assume the receipt of the net proceeds from the sale of the Securities.

(q) Best Efforts. The Fund and the Investment Adviser will use their reasonable best efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

SECTION 4. Payment of Expenses.

(a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Fund’s counsel and the independent registered public accounting firm, (v) the qualification of the Securities, if required, under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Rule 482 Statement, if any, the Prospectus and any amendments or supplements thereto, and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees, if any, incident to, and the reasonable fees and disbursements of counsel to the Underwriters, if any, in connection with, the review by the FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the rating of the Securities with Moody’s, S&P and Fitch, and (xi) the printing of any sales material.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a) hereof, the Fund and the Investment Adviser, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Investment Adviser contained in Section 1 hereof or in certificates of any officer of the Fund or the Investment Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Investment Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective or will have become effective by 5:30 P.M., Eastern time on the date hereof, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the knowledge of counsel to the Underwriters and counsel to the Fund, threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with or waived to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or a certificate must have been filed in accordance with Rule 497(j)).

(b) Opinions of Counsel for Fund and the Investment Adviser. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of K&L Gates LLP, counsel for the Fund, substantially in the form set forth in Exhibit A and of Gifford R. Zimmerman, Managing Director, Assistant Secretary and Associate General Counsel of the Investment Adviser, or Kevin J. McCarthy, Managing Director, Assistant Secretary and Assistant General Counsel of the Investment Adviser, for the Investment Adviser, substantially in the form set forth in Exhibit B, each together with signed or reproduced copies of such letters for each of the other Underwriters or in such other forms and substance reasonably satisfactory to counsel to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund or the Investment Adviser, as applicable, and certificates of public officials. In giving such opinion K&L Gates LLP may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Illinois and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.

(c) Opinion of Counsel for Underwriters. The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Time and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Fund and the Investment Adviser shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

(d) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, each preliminary prospectus or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or Vice President of the Fund and of the treasurer, chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Investment Adviser and of the treasurer, chief financial or chief accounting officer of the Investment Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (b) hereof, as applicable, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Investment Adviser, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to Closing Time, (iv) with respect to the certificate by an officer or Managing Director of the Investment Adviser only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Investment Adviser, whether or not arising in the ordinary course of business, and (v) with respect to the Fund only, no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of such officer, are contemplated by the Commission.

(e) Independent Registered Public Accounting Firm’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type customarily included in independent registered public accounting firm’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the Statutory Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Maintenance of Ratings. The Fund shall have delivered and the Representatives shall have received evidence satisfactory to the Representatives that the Preferred Shares are rated ‘Aaa’ by Moody’s, ‘AAA’ by S&P and ‘AAA’ by Fitch as of the Closing Time, and there shall not have been received by the Fund or the Investment Adviser any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating accorded to the Preferred Shares by any Rating Agency.

(h) NYSE Amex Listing. Application has been made, and the Securities shall have been listed and admitted and authorized for trading, subject to official notice of issuance, on the NYSE Amex so that trading on such exchange will begin within 30 days after the date of this Agreement.

(i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Fund contained herein and the statements in any certificates furnished by the Fund hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificates. Certificates, dated such Date of Delivery, of the President or Vice President of the Fund and of the treasurer, chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Investment Adviser and of the treasurer, chief financial or chief accounting officer of the Investment Adviser confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinions of Counsel for the Fund and the Investment Adviser. The favorable opinions of counsel for the Fund, substantially in the form set forth in Exhibit A hereto, and the Investment Adviser, substantially in the form set forth in Exhibit B hereto, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for the Underwriters. The favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v) Maintenance of Rating. The Fund shall have delivered and the Representatives shall have received evidence satisfactory to the Representatives that the Preferred Shares are rated ‘Aaa’ by Moody’s, ‘AAA’ by S&P and ‘AAA’ by Fitch as of the Date of Delivery, and there shall not have been received by the Fund or the Investment Adviser any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating accorded to the Preferred Shares by any Rating Agency.

(vi) Asset Coverage Requirements. On or before the seventh business day after the relevant Date of Delivery, the Fund will furnish to the Representatives a report showing compliance with the asset coverage requirements of the 1940 Act and the asset coverage and effective leverage ratio requirements of the Securities (as described in the Registration Statement) as of such Date of Delivery in form and substance satisfactory to the Representatives. Such report shall assume the receipt of the net proceeds from the sale of the Securities.

(j) Additional Documents. At Closing Time, and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Investment Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Fund at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Fund and the Investment Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, affiliates, directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Rule 482 Statement, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Morgan Stanley & Co. Incorporated), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Investment Adviser by any Underwriter through Morgan Stanley & Co. Incorporated expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Rule 482 Statement or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of the Fund, the Investment Adviser, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Investment Adviser, their respective directors, trustees and shareholders, each of the Fund’s officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Investment Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Rule 482 Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Investment Adviser by such Underwriter through Morgan Stanley & Co. Incorporated expressly for use therein.

(c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund and the Investment Adviser also, jointly and severally, agree to indemnify and hold harmless each Underwriter, affiliates, directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Morgan Stanley & Co. Incorporated, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Investment Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) (through, if applicable, the provisions of Section 6(b)) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus.

The relative fault of the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Investment Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Investment Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, affiliates, directors, officers, employees and agents of each Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee and shareholder of the Fund and each director of the Investment Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Investment Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Investment Adviser, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Fund or the Investment Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Investment Adviser, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time or a Date of Delivery, (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, each preliminary prospectus or Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Fund or the Investment Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the common shares of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or on the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 12 and 13 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Fund to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Option Securities, as the case may be, either the Representatives or the Fund shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, with a copy to the Legal Department; and notices to the Fund or the Investment Adviser shall be directed to Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois 60606 (Fax No.: (312) 917-7952), Attention: John MacCarthy, General Counsel.

SECTION 12. Parties.

This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Fund, the Investment Adviser and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Investment Adviser and their respective successors and the controlling persons and officers, shareholders and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Investment Adviser and their respective partners and successors, and said controlling persons and officers, shareholders and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. NO ADVISORY OR FIDUCIARY RELATIONSHIP.

The Fund and the Investment Adviser each acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price and dividend rate of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or the Investment Adviser or their shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Fund or the Investment Adviser with respect to the offering contemplated hereby or the process leading thereto, (irrespective of whether such Underwriter has advised or is currently advising the Fund or the Investment Adviser on other matters) and no Underwriter has any obligation to the Fund or the Investment Adviser with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund and the Investment Adviser, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund and the Investment Adviser have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14. GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. EFFECT OF HEADINGS.

The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. DISCLAIMER OF LIABILITY OF TRUSTEES AND BENEFICIARIES.

A copy of the Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Fund by an officer or trustee of the Fund in his or her capacity as an officer or trustee of the Fund and not individually and that the obligations under or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

[Signatures on Following Pages]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Investment Adviser in accordance with its terms.

Very truly yours,

By:
Name:
Title:

NUVEEN ASSET MANAGEMENT

By:
Name:
Title:

THE FOREGOING AGREEMENT IS HEREBY

CONFIRMED AND ACCEPTED,

as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

[    ]

By: Morgan Stanley & Co. Incorporated

By:
Name:
Title:

For themselves and the other several

Underwriters named in Schedule A hereto.

SCHEDULE A

Number of MuniFund Term Preferred Shares, [ ]% Series 2015

Sch A-1

SCHEDULE B

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $10.00.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $9.85, being an amount equal to the initial public offering price set forth above less $0.15 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be increased by an amount per share equal to the per share amount of the accumulated dividends and distributions (whether or not declared or paid) with respect to the Initial Securities from the date of the original issuance of the Initial Securities through the date prior to the Date of Delivery.

Sch B-1

SCHEDULE C

Oral information, if any, included as part of the General Disclosure Package

(1) The number of MuniFund Term Preferred Shares, [    ]% Series 2015 offered by the Fund (assuming no exercise of the underwriters’ overallotment option) is [    ], the initial public offering price of those shares is $10.00 per share, the dividend rate per share is [    ]% per year and the underwriting discounts and commissions are [    ]%.

C-1

SCHEDULE D

Rule 482 Statement

None.

B-1